EXHIBIT 5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated June 12, 2020, to the incorporation by reference in this Report on the Form 1-A registration of HIS Capital Fund III, LLC for the period from November 8, 2019 through December 31, 2019 (the “period”) of our report dated June 11, 2020 included in its Registration Statement on Form 1-A relating to the financials for the period ended December 31, 2019, listed in the accompanying index.

Spiegel Accountancy Corp

Pleasant Hill, California

June 12, 2020